EXHIBIT 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

January 16, 2009

YRC Worldwide Bank Discussions Take Another Step Forward

—    Waivers Received Until Bank Amendment Concludes in Early February

OVERLAND PARK, KAN.—YRC Worldwide Inc. (NASDAQ: YRCW) today stated that it has completed an important step toward finalizing an amendment with its banking group by obtaining waivers under its credit facilities. The company previously announced discussions with its banking group to modify certain terms of its credit facilities, including changes to its leverage ratio, in addition to early renewal of its asset-backed securitization (“ABS”) facility. The company’s banking group provided waivers for the credit facilities until mid-February 2009 to allow sufficient time to amend the facilities and renew the ABS without a delay in reporting the company’s 2008 results scheduled for after market on January 29, 2009. Given that YRC canceled its tender offer in late December and retained the $250 million of cash drawn on the revolver in October 2008, the company expects its total debt to exceed 3.5 times (a limit established in its credit facilities) its trailing twelve months earnings before interest, taxes, depreciation and amortization as of December 31, 2008.

“This is another indication that our banking group supports the strategic actions we are taking and is working with us to provide the flexibility we need during this economic recession,” stated Bill Zollars, Chairman, President and CEO of YRC Worldwide. “We are pleased with the discussions so far and remain confident that we can work out a mutual agreement that provides flexibility in our leverage ratio while improving our liquidity position.”

At December 31, 2008 the company had around $300 million of cash and expects to generate additional cash from sale and leaseback transactions, including its pending transaction for $150 million, and proceeds from sales of excess facilities, while reducing its 2009 equipment purchases due to the integration of its national companies. The company also recently announced ratification of a ten percent reduction in union wages that is targeted to result in annual cost savings of $220 to $250 million in addition to the $75 to $85 million in savings from non-union compensation reductions that were effective January 1, 2009. When combining these cost savings with the planned run rate of $200 million of operating income from the integration of the Yellow Transportation and Roadway networks, the company expects to improve its operating performance by around $500 million going in to 2010.

“We continue to take the appropriate steps to improve our financial position and enhance our service to our customers,” said Zollars. “The operating environment remains challenging but with the measures we are taking, including removing nearly half a billion of cost, we are confident that we can come out of the recession as a stronger organization.”

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Certain statements in this news release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (each a “forward-looking statement”). Forward-looking statements include those preceded by, followed by or include the words “expects,” “believes,” “targeted,” “planned,” or similar expressions.

The company’s expectations regarding a bank amendment and the date of the bank amendment are only its expectations regarding this matter. Whether the company and its banks actually enter into an amendment is entirely dependent on the outcome of their discussions and approval of a majority in interest of the participating banks.

The company’s expectations regarding its continued compliance with the covenants in its credit facilities are only its expectations regarding this matter. Actual compliance will depend upon the company reaching an acceptable amendment to its credit facilities and its compliance with the ultimately negotiated terms of that amendment. Whether the company can comply with those terms may be determined by the company’s operating results or its ability to further reduce its debt through asset sales, capital market transactions or other means.

The company’s expectations regarding having sufficient liquidity are only its expectations regarding this matter. Actual liquidity levels will depend upon the company’s operating results, its access to credit facilities or credit markets, cash received as a result of asset dispositions or capital market transactions, the company’s cash needs to fund operations, any cash funding needs for bank waivers and amendments and related restructuring activities and any collateral requests from third parties such as insurers, state workers compensation departments and vendors.

The company’s actual future results and debt levels could differ materially from those projected because of a number of factors, including (among others) inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, including (without limitation) those cost reduction opportunities arising from the combination of the sales, operations and networks of Yellow Transportation and Roadway, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the company’s reports filed with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2007.

The company’s expectation regarding the close of its $150 million sale leaseback transaction is only its expectation regarding this matter. Actual closing is subject to the satisfaction or waiver of conditions to closing contained in the agreement for the transaction, including (without limitation) normal and customary due diligence and related conditions, including the purchaser’s right to terminate the transaction in its sole discretion during an inspection period.

The company’s estimates regarding the savings from wage and benefit reductions from union and non-union employees are only its estimates regarding these amounts. Actual savings would be determined by actual levels of employment and the number of union employees who participate in bargaining units that have ratified the union wage reductions.

The company’s expectations regarding the timing of, and results from, the consolidation or integration of Yellow Transportation and Roadway facilities are only its expectations regarding this matter. Actual timing and results could differ depending on whether the company’s affected unionized employees approve the changes, the readiness of employees to utilize new combined processes, the effectiveness of deploying existing technology necessary to facilitate the combination of processes, the level of pricing achieved for service provided through the combined network, actual freight volumes that the combined network delivers, fuel prices and the other factors that affect business results generally listed above.

The company’s confidence that it “can come out of the recession as a stronger organization” is only its expectation regarding this matter. Actual results will be determined by all of the factors listed above.

YRC Worldwide Inc., a Fortune 500 company and one of the largest transportation service providers in the world, is the holding company for a portfolio of successful brands including Yellow Transportation, Roadway, Reimer Express, YRC Logistics, New Penn, Holland, Reddaway, and Glen Moore. The enterprise provides global transportation services, transportation management solutions and logistics management. The portfolio of brands represents a comprehensive array of services for the shipment of industrial, commercial and retail goods domestically and internationally. Headquartered in Overland Park, Kansas, YRC Worldwide employs approximately 58,000 people.

Investor Contact:	Sheila Taylor	Media Contact:	Suzanne Dawson
	YRC Worldwide Inc.		Linden Alschuler & Kaplan
	913.696.6108		212.329.1420
	sheila.taylor@yrcw.com		sdawson@lakpr.com